                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------



             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): February 14, 2000
                                                         -----------------



                          CHARTER COMMUNICATIONS, INC.
                          ----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    Delaware
                                    --------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)



          000-27927                                          43-1857213
          ---------                                          ----------
  (COMMISSION FILE NUMBER)                               (FEDERAL EMPLOYER
                                                       IDENTIFICATION NUMBER)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                             63131
----------------------------------------                     ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)       (314) 965-0555
                                                           --------------

     This Current Report on Form 8-K/A amends Charter Communications, Inc.'s previous Current Report on Form 8-K (dated February 14, 2000 and filed on February 29, 2000) and includes the required unaudited pro forma financial statements.

ITEM 2.  ACQUISITIONS OF ASSETS.

     On February 14, 2000, Charter Communications Holding Company, LLC (Charter Holdco) and Charter Communications Holdings, LLC, each managed by Charter Communications, Inc., completed the acquisition (the "Bresnan Acquisition") of Bresnan Communications Company Limited Partnership, pursuant to a Purchase and Contribution Agreement, entered into as of June 29, 1999, by and among BCI
(USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., TCID of Michigan, Inc., TCI Bresnan LLC and Charter Holdco, as amended by the first amendment. Immediately prior to the Bresnan Acquisition, Charter Holdco was 40.6% owned by the Company and Charter Holdings was 100% owned by Charter Holdco. Prior to the Bresnan Acquisition, Charter Holdco assigned a portion of its rights to purchase Bresnan Communications Company to Charter Holdings.

     As part of the transactions described above, Charter Holdco and Charter Holdings purchased approximately 52% of Bresnan Communications Company from certain of the Bresnan sellers for cash, and certain of the Bresnan sellers contributed approximately 18% of Bresnan Communications Company to Charter Holdco in exchange for approximately 14.8 million Class C common membership units of Charter Holdco then transferred its purchased interests in Bresnan Communications Company to Charter Holdings. Thereafter, Charter Holdings and certain of the Bresnan sellers, TCID of Michigan, Inc. and TCI Bresnan LLC, contributed all of the outstanding interests in Bresnan Communications Company to CC VIII, LLC, a subsidiary of Charter Holdings, and Bresnan Communications Company was dissolved. In exchange for the contribution of their interests in Bresnan Communications Company to CC VIII, TCID of Michigan, Inc. and TCI Bresnan LLC received approximately 24.2 million Class A preferred membership units in CC VIII representing approximately 30% of the equity of CC VIII and are entitled to a 2% annual return on the preferred membership units. As a result of the dissolution of Bresnan Communications Company, CC VIII succeeded to all of the rights and obligations of Bresnan Communications Company and became the successor parent entity of the Bresnan subsidiaries, including Bresnan Communications Group, LLC and the Bresnan cable systems, CC VIII is a Delaware limited liability company and is managed by the Charter Communications, Inc. The members of CC VIII are Charter Holdings, TCID of Michigan, Inc. and TCI Bresnan LLC.

     The purchase price for Bresnan Communications Company was approximately $3.1 billion, subject to adjustment, and was comprised of approximately $1.1 billion in cash, approximately $380.6 million and $629.5 million in equity in Charter Holdco and CC VIII, respectively, and approximately $964.4 million in assumed debt. The cash portion of the purchase price was funded with a portion of the proceeds from the Company's initial public offering of Class A common stock and $30.0 million in additional borrowings under Bresnan's credit facilities.

     The Bresnan cable systems are located primarily in Michigan, Minnesota, Wisconsin, and Nebraska and serve approximately 690,000 customers, including approximately 24,000 customers served by cable systems acquired by Bresnan Communications Company since December 31, 1999. For the year ended December 31, 1999, the revenues from the Bresnan cable systems and cable systems acquired since December 31, 1999 were approximately $290.7 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial statements of business acquired.

          Audited financial statements for each of the three years in the period ended December 31, 1999 (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holding Capital Corporation filed on April 18, 2000, File No. 333-77499).

     (b)  Unaudited pro forma financial statements.

          Pursuant to Article 11 of Regulation S-X, pro forma unaudited financial statements are included herein, beginning on page P-1.

     (c)  Exhibits.

          None.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Financial Statements of Charter Communications, Inc. are based on the historical financial statements of Charter Communications, Inc. Since January 1, 1999, Charter Holdco and Charter Holdings have closed numerous acquisitions. In addition, Charter Holdings merged with Marcus Cable Holdings, LLC in April 1999. The consolidated financial statements are adjusted on a pro forma basis to illustrate the estimated effects of the Bresnan Acquisition and the sale of the January 2000 Charter Holdings Notes as if such transactions had occurred on December 31, 1999 for the unaudited pro forma balance sheet and to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 1999 for the unaudited pro forma statement of operations:

     (1) the acquisition of Marcus Cable Company, L.L.C. by Paul G. Allen and Marcus Holdings, merger with and into Charter Holdings effective March 31, 1999;

     (2) the acquisitions by Charter Holdco, Charter Holdings and their subsidiaries completed from January 1, 1999 through March 31, 2000, including the transfer of an Indiana Cable system in the acquisition with Intermedia Capital Partners IV, L.P., Intermedia Partners and affiliates, (collectively referred to as the "Recent Acquisitions") and the Bresnan Acquisition;

     (3) the refinancing of the previous credit facilities of the Charter companies and certain subsidiaries acquired in 1999 and the Bresnan Acquisition; and

     (4) the sale of the March 1999 Charter Holdings Notes and the January 2000 Charter Holdings Notes, and the repurchase of certain of the Falcon Communications, L.P., Avalon Cable of Michigan Holdings, Inc., and Bresnan notes and debentures.

     The Unaudited Pro Forma Balance Sheet also illustrates the effects of the issuance of common membership units in Charter Holdco in connection with the Bresnan Acquisition. As such, the consolidated pro forma financial statements of Charter Communications, Inc. reflect a minority interest equal to 60.4% of the equity of Charter Holdco and depict 60.4% of the losses being allocated to minority interest.

     The Unaudited Pro Forma Financial Statements reflect the application of the principles of purchase accounting to the transactions listed in items (1) and
(2) above. The allocation of certain purchase prices is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information of intangible assets and is subject to post-closing purchase price adjustments. We believe that finalization of the purchase prices and the allocation will not have a material impact on the results of operations or financial position of Charter Communications, Inc.

     The Unaudited Pro Forma Financial Statements of Charter Communications, Inc. do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

                                                                          UNAUDITED PRO FORMA DATA
                                                                    FOR THE YEAR ENDED DECEMBER 31, 1999
                                         -------------------------------------------------------------------------------------------
                                             CHARTER
                                         COMMUNICATIONS,      RECENT                        BRESNAN      OFFERING
                                              INC.         ACQUISITIONS                   ACQUISITION   ADJUSTMENTS
                                            (NOTE A)         (NOTE B)       SUBTOTAL        (NOTE B)      (NOTE C)          TOTAL
                                         ---------------   ------------   -----------     -----------   -----------     -----------
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Revenues...............................    $1,553,424       $1,070,970    $ 2,624,394      $ 292,860      $     --     $  2,917,254
                                           ----------       ----------    -----------      ---------      --------     ------------
Operating expenses:
  Operating, general and administrative       806,941          524,295      1,331,236        161,217            --        1,492,453
  Depreciation and amortization........       808,981          649,223      1,458,204        219,915            --        1,678,119
  Option compensation expense..........        79,979               --         79,979             --            --           79,979
  Corporate expense charges (Note D)...        51,428           43,036         94,464         15,324            --          109,788
  Management fees......................            --           15,540         15,540            221            --           15,761
                                           ----------       ----------    -----------      ---------      --------     ------------
    Total operating expenses...........     1,747,329        1,232,094      2,979,423        396,677            --        3,376,100
                                           ----------       ----------    -----------      ---------      --------     ------------
Loss from operations...................      (193,905)        (161,124)      (355,029)      (103,817)           --         (458,846)
Interest expense.......................      (502,031)        (397,227)      (899,258)       (84,190)      (34,187)      (1,017,635)
Interest income........................         4,329            1,329          5,658             26            --            5,684
Other income (expense).................           285             (457)          (172)            --            --             (172)
                                           ----------       -----------   ------------     ---------      --------     ------------
Loss before income taxes and minority        (691,322)        (557,479)    (1,248,801)      (187,981)      (34,187)      (1,470,969)
interest...............................
Income tax benefit (expense)...........        (1,030)          (2,752)        (3,782)            35            --           (3,747)
Minority interest (Note E).............       418,319          338,491        756,810        121,206        20,655          898,671
                                           ----------       ----------    -----------      ---------      --------     ------------
Net loss ..............................    $ (274,033)      $ (221,740)   $  (495,773)     $ (66,740)     $(13,532)    $   (576,045)
                                           ==========       ==========    ===========      =========      ========     ============

Basic and diluted loss per common
   share (Note F)......................                                                                                $      (2.59)
                                                                                                                       =============

Weighted average common shares
     outstanding-  Basic and diluted                                                                                    222,089,746
     (Note G)                                                                                                          ============

OTHER FINANCIAL DATA:
Adjusted EBITDA (Note H)...............   $   746,483       $  546,675    $ 1,293,158      $ 131,643                   $  1,424,801
Adjusted EBITDA margin (Note I)........          48.1%            51.0%          49.3%          45.0%                          48.8%


                  NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

NOTE A: Pro forma operating results for Charter Communications, Inc. consist of the following (dollars in thousands):

                                                   HISTORICAL
                                        ------------------------------
                                           YEAR ENDED        1/1/99
                                            12/31/99         THROUGH
                                            CHARTER          3/31/99
                                        COMMUNICATIONS,      MARCUS         PRO FORMA
                                              INC.         HOLDINGS(a)     ADJUSTMENTS       TOTAL
                                        ---------------    -----------     -----------     ----------
Revenues..........................        $1,428,244        $125,180        $     --       $1,553,424
                                          ----------        --------        --------       ----------
Operating expenses:
  Operating, general and                     737,957          68,984                          806,941
administrative....................
  Depreciation and amortization...           745,315          51,688          11,978 (b)      808,981
  Option compensation expense.....            79,979              --              --           79,979
  Corporate expense charges.......            51,428              --              --           51,428
  Management fees.................                --           4,381          (4,381)(c)           --
                                          ----------        --------        --------       ----------
    Total operating expenses......         1,614,679         125,053           7,597        1,747,329
                                          ----------        --------        --------       ----------
Income (loss) from operations.....          (186,435)            127          (7,597)        (193,905)
Interest expense..................          (477,799)        (27,067)          2,835 (d)     (502,031)
Interest income...................            34,467             104         (30,242)(e)        4,329
Other income (expense)............            (8,039)           (158)          8,482 (f)          285
                                          ----------        --------        ---------      ----------
Loss before income taxes and
minority interest ................          (637,806)        (26,994)        (26,522)        (691,322)
Income tax expense................            (1,030)             --              --           (1,030)
Minority interest.................           572,607              --        (154,288)(g)      418,319
                                          ----------        --------        ---------      ----------
Net loss .........................        $  (66,229)       $(26,994)       $(180,810)     $ (274,033)
                                          ==========        ========        =========      ==========


(a) Marcus Holdings represents the results of operations of Marcus Cable through March 31, 1999, the date of its merger with Charter Holdings.

(b) As a result of Mr. Allen acquiring the controlling interest in Marcus Cable, a large portion of the purchase price was recorded as franchises ($2.5 billion) that are amortized over 15 years. This resulted in additional amortization for the period from January 1, 1999 through March 31, 1999. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                                  WEIGHTED AVERAGE
                                                                     USEFUL LIFE     DEPRECIATION/
                                                      FAIR VALUE     (IN YEARS)      AMORTIZATION
                                                      ----------     -----------   ----------------
     Franchises...................................     $ 2,500.0         15             $  40.8
     Cable distribution systems...................         720.0          8                21.2
     Land, buildings and improvements.............          28.3         10                 0.7
     Vehicles and equipment.......................          13.6          3                 1.0
                                                                                        -------
       Total depreciation and amortization........                                         63.7
       Less-- historical depreciation and
     amortization of                                                                      (51.7)
                                                                                        -------
         Marcus Cable.............................
         Adjustment...............................                                      $  12.0
                                                                                        =======


(c)  Reflects the elimination of management fees.

(d) Interest expense was reduced by the effects of the extinguishment of substantially all of our long-term debt in March 1999, excluding borrowings of our previous credit facilities, and the refinancing of all previous credit facilities.

(e) Reflects the elimination of interest income on excess cash since we assumed substantially all such cash was used to finance a portion of the acquisitions completed in 1999.

(f) Reflects the elimination of non-recurring expenses related to the March 1999 extinguishment and refinancing of debt.

(g) Adjusts minority interest to reflect the allocation of 60.4% of pro forma losses to minority interest.

     NOTE B: Pro forma operating results for the Recent Acquisitions and the Bresnan Acquisition consist of the following (dollars in thousands):

                                                YEAR ENDED DECEMBER 31, 1999
                          -------------------------------------------------------------------------
                                              RECENT ACQUISITIONS - HISTORICAL
                          -------------------------------------------------------------------------
                                                     GREATER
                                         AMERICAN     MEDIA                              INTERMEDIA
                         RENAISSANCE(a)  CABLE(a)   SYSTEMS(a)  HELICON(a)  RIFKIN(a)    SYSTEMS(a)
                         --------------  --------   ----------  ----------  ---------    ----------
Revenues.................    $20,396     $12,311     $42,348     $49,564     $152,364     $152,789
                             -------     -------     -------     -------     --------     --------
Operating expenses:
  Operating general
    and administrative...      9,382       6,465      26,067      31,563       95,077       84,174
  Depreciation and
    amortization.........      8,912       5,537       5,195      16,617       77,985       79,325
  Equity-based deferred
    compensation.........         --          --          --          --           --           --
  Management fees........         --         369          --       2,511        2,513        2,356
                             -------     -------     -------     -------     --------     --------
    Total operating
      expenses...........     18,294      12,371      31,262      50,691      175,575      165,855
                             -------     -------     -------     -------     --------     --------
Income (loss) from
  operations.............      2,102         (60)     11,086      (1,127)     (23,211)     (13,066)
Interest expense.........     (6,321)     (3,218)       (565)    (20,682)     (34,926)     (17,636)
Interest income..........        122          32          --         124           --          187
Other income (expense)...         --           2        (398)         --      (12,742)      (2,719)
                             -------     -------     -------     -------     --------     --------
Income (loss) before
  income tax expense
  (benefit)..............     (4,097)     (3,244)     10,123     (21,685)     (70,879)     (33,234)
Income tax expense
  (benefit)..............        (65)          5       4,535          --       (1,975)      (2,681)
                             -------     -------     -------     -------     --------     --------
Income (loss) before
extraordinary                $(4,032)    $(3,249)    $ 5,588    $(21,685)    $(68,904)    $(30,553)
                             =======     =======     =======    ========     ========     ========


                                          YEAR ENDED DECEMBER 31, 1999
                           ---------------------------------------------------------
                                        RECENT ACQUISITIONS - HISTORICAL
                           ---------------------------------------------------------
                           FALCON(a)   FANCH(a)    AVALON(a)    OTHER(a)     TOTAL
                           ---------   --------    ---------    --------   ---------
Revenues.................  $371,616    $185,917     $94,383     $11,303    1,092,991
                           --------    --------     -------     -------    ---------
Operating expenses:
  Operating general
    and administrative...   220,108      85,577      53,089       6,213      617,715
  Depreciation and
    amortization.........   196,260      62,097      39,943       3,746      495,617
  Equity-based deferred
    compensation.........    44,600          --          --          --       44,600
  Management fees........        --       6,162          --         447       14,358
                           --------    --------     -------     -------    ---------
    Total operating
      expenses...........   460,968     153,836      93,032      10,406    1,172,290
                           --------    --------     -------     -------    ---------
Income (loss) from
  operations.............   (89,352)     32,081       1,351         897      (79,299)
Interest expense.........  (114,993)                (40,162)     (1,944)    (240,447)
Interest income..........        --          --         764          --        1,229
Other income (expense)...     8,021      (7,796)      4,499         (30)     (11,163)
                           --------    --------     -------     -------    ---------
Income (loss) before
  income tax expense
  (benefit)..............  (196,324)     24,285     (33,548)     (1,077)    (329,680)
Income tax expense
  (benefit)..............     2,509         197     (13,936)         --      (11,411)
                           --------    --------     -------     -------    ---------
Income (loss) before
extraordinary             $(198,833)    $24,088    $(19,612)    $(1,077)    (318,269)
                          =========     =======    ========     =======    =========


                                                     YEAR ENDED DECEMBER 31, 1999
                              ----------------------------------------------------------------------
                                                          RECENT ACQUISITIONS
                              ----------------------------------------------------------------------
                                                              PRO FORMA
                                           ---------------------------------------------------------
                              HISTORICAL   ACQUISITIONS  DISPOSITIONS   ADJUSTMENTS         TOTAL
                              ----------   ------------  ------------  ------------      ----------
Revenues...................   $1,092,991    $   34,462    $ (53,513)   $  (2,970)(d)     $1,070,970
                              ----------    ----------    ---------    ---------         ----------
Operating expenses:
  Operating, general and
  and administrative ......      617,715        18,646      (25,424)     (86,642)(d)(e)     524,295
  Depreciation and
    amortization ..........      495,617         8,032      (22,827)     168,401 (f)        649,223
  Equity-based deferred
    compensation...........       44,600            --           --      (44,600)(g)             --
  Corporate expense
    charges................           --            33           --       43,003 (e)         43,036
  Management fees..........       14,358         1,182           --           --             15,540
                              ----------    ----------    ---------    ---------         ----------
    Total operating
      expenses.............    1,172,290        27,893      (48,251)      80,162          1,232,094
                              ----------    ----------    ---------    ---------         ----------
Income (loss) from
  operations...............      (79,299)        6,569       (5,262)     (83,132)          (161,124)
Interest expense...........     (240,447)       (2,128)          13     (154,665)(h)       (397,227)
Interest income............        1,229           100           --           --              1,329
Other income (expense).....      (11,163)           (7)      (2,576)      13,289 (i)           (457)
                              ----------    ----------    ---------    ---------         ----------
Income (loss) before income
  taxes, minority interest
  and extraordinary item...     (329,680)        4,534       (7,825)    (224,508)          (557,479)

Income tax expense
  (benefit)................      (11,411)          (12)          --       14,175 (j)          2,752
Minority interest..........           --            --           --      338,491 (k)        338,491
                              ----------    ----------    ---------    ---------         ----------
Income (loss) before
  extraordinary item.......   $ (318,269)   $    4,546    $  (7,825)   $  99,808         $ (221,740)
                              ==========    ==========    =========    =========         ==========

                                                     YEAR ENDED DECEMBER 31, 1999
                              ----------------------------------------------------------------------
                                                         BRESNAN ACQUISITION
                              ----------------------------------------------------------------------
                                                              PRO FORMA
                                           ---------------------------------------------------------
                              HISTORICAL   ACQUISITIONS  DISPOSITIONS  ADJUSTMENTS         TOTAL
                              ----------   ------------  ------------  -----------      ----------
Revenues...................   $  283,574    $    9,399    $    (113)   $      --         $  292,860
                              ----------    ----------    ---------    ---------         ----------
Operating expenses:
  Operating, general and
  and administrative ......      176,611         6,724          (69)     (22,049)(e)        161,217
  Depreciation and
    amortization ..........       59,752         3,133          (23)     157,053 (f)        219,915
  Equity-based deferred
    compensation...........           --            --           --          --                  --
  Corporate expense
    charges................           --         1,246           --       14,078 (e)         15,324
  Management fees..........           --           221           --           --                221
                              ----------    ----------    ---------    ---------         ----------
    Total operating
      expenses.............      236,363        11,324          (92)     149,082            396,677
                              ----------    ----------    ---------    ---------         ----------
Income (loss) from
  operations...............       47,211        (1,925)         (21)    (149,082)          (103,817)
Interest expense...........      (67,291)         (274)          24      (16,649)(h)        (84,190)
Interest income............           --            26           --           --                 26
Other income (expense).....         (344)       49,031           --      (48,687)(i)             --
                              ----------    ----------    ---------    ---------         ----------
Income (loss) before income
  taxes, minority interest
  and extraordinary item...      (20,424)       46,858            3     (214,418)          (187,981)
Income tax expense
  (benefit)................           --           (35)          --          --                 (35)
Minority interest..........           --            --           --      121,206 (k)        121,206
                              ----------    ----------    ---------    ---------         ----------
Income (loss) before
  extraordinary item.......   $  (20,424)   $   46,893    $       3    $ (93,212)        $  (66,740)
                              ==========    ==========    =========    =========         ==========

(a) Renaissance represents the results of operations of Renaissance Media Group, LLC through April 30, 1999, the date of acquisition by Charter Holdings. American Cable represents the results of operations of American Cable Entertainment, LLC through May 7, 1999, the date of acquisition by Charter Holdings. Greater Media Systems represents the results of operations of cable systems of Greater Media Cablevision, Inc. through June 30, 1999, the date of acquisition by Charter Holdings. InterMedia represents the results of operations of cable systems of Capital Partners IV, L.P., InterMedia Partners and affiliates through October 1, 1999, the date of acquisition by Charter Holdings. Helicon represents the results of operations of Helicon Partners I, L.P. and affiliates through July 30, 1999, the date of acquisition by Charter Holdings. Falcon represents the results of operations of cable systems of Falcon Communications, L.P. through November 12, 1999, the date of acquisition by Charter Holdco. Avalon represents the results of operations of cable systems of Avalon Cable of Michigan Holding, Inc. through November 15, 1999, the date of acquisition by Charter Holdco. Fanch represents the results of operations of cable systems of Fanch Cablevision L.P. and affiliates. Other represents the results of operations of Vista Broadband Communications, L.L.C. through July 30, 1999, the date of acquisition by Charter Holdings and the results of operations of cable systems of Cable Satellite of South Miami, Inc. through August 4, 1999, the date of acquisition by Charter Holdings. Rifkin includes the results of operations of Rifkin Acquisition Partners, L.L.L.P., Rifkin Cable Income Partners L.P., Indiana Cable Associates, Ltd. and R/N South Florida Cable Management Limited Partnership, all under common ownership through September 13, 1999, the date of acquisition by Charter Holdings, as follows (dollars in thousands):

                                        RIFKIN      RIFKIN       INDIANA       SOUTH
                                     ACQUISITION CABLE INCOME     CABLE       FLORIDA      OTHER         TOTAL
                                     ----------- ------------   --------     --------     --------     --------
     Revenues...................      $ 68,829     $  3,807     $  6,034     $ 17,516     $ 56,178     $152,364
     Income (loss) from operations      (6,954)         146       (3,714)     (14,844)       2,155      (23,211)
     Loss before extraordinary         (21,571)        (391)      (4,336)     (15,605)     (27,001)     (68,904)
       item.......................


(b) Represents the historical results of operations for the period from January 1, 1999 through the dates of purchases for acquisitions completed by Rifkin, Fanch, Avalon and Bresnan before December 31, 1999 and for the year ended December 31, 1999 for the systems acquired by Bresnan after December 31, 1999.

     These acquisitions were accounted for using the purchase method of accounting. The purchase prices in millions and closing dates for significant acquisitions are as follows:

                              RIFKIN             FANCH           BRESNAN
                           ACQUISITIONS      ACQUISITIONS     ACQUISITIONS
                          -------------     --------------   --------------
     Purchase price       $        165.0    $         42.2   $         40.0
     Closing date.......    February 1999     February 1999    January 1999

     Purchase price       $         53.8    $        248.0   $         27.0
     Closing date......        July 1999     February 1999       March 1999

     Purchase price                         $         70.5   $         35.2
     Closing date......                         March 1999     January 2000

     Purchase price                         $         50.0
     Closing date......                          June 1999



(c) Represents the elimination of the operating results related to the cable systems transferred to InterMedia as part of a swap of cable systems in October 1999. The agreed value of our systems transferred to InterMedia was $420.0 million. This number includes 30,000 customers served by an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. This system was transferred in March 2000. No material gain or loss occurred on the disposition as these systems were recently acquired and recorded at fair value at that time. Also represents the elimination of the operating results related to the sale of a Bresnan cable system sold in January 1999.

(d) Reflects the elimination of historical revenues and expenses associated with an entity not included in the purchase by Charter.

(e) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc. totaling $57.1 million. The remaining adjustment primarily relates to the elimination of severance payments of $32.2 million and the write-off of debt issuance costs of $7.4 million that were included in operating, general and administrative expense.

(f) Represents additional depreciation and amortization as a result of the Recent Acquisitions and the Bresnan Acquisition. A large portion of the purchase price was allocated to franchises ($12.4 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                               WEIGHTED AVERAGE  DEPRECIATION/
                                                   FAIR VALUE    USEFUL LIFE     AMORTIZATION
                                                   ----------  ----------------  -------------
     Franchises................................     $12,356.5         15            $ 666.6
     Cable distribution systems................       1,729.1          8              177.3
     Land, buildings and improvements..........          53.9         10                4.1
     Vehicles and equipment....................          89.1          3               21.1
                                                                                    -------
       Total depreciation and amortization.....                                       869.1
       Less-historical depreciation and
         amortization..........................                                      (543.6)
                                                                                    -------
         Adjustment............................                                     $ 325.5
                                                                                    =======

(g) Reflects the elimination of approximately $44.6 million of change in control payments under the terms of Falcon's equity-based compensation plans that were triggered by the acquisition of Falcon by Charter Holdco. These plans will be terminated and the employees will participate in the option plan of Charter Holdco. As such, these costs will not recur.

(h) Reflects additional interest expense on borrowings, which were used to finance the acquisitions as follows (dollars in millions):


     $170.0 million of credit facilities at a composite
     current                                               $   12.2
       rate of 8.6% -- Avalon...........................
     $150.0 million 9.375% senior subordinated
       notes-- Avalon..................................        12.3
     $196.0 million 11.875% senior discount notes--            11.6
     Avalon............................................
     $850.0 million of credit facilities at a composite
     current                                                   62.0
       rate of 8.5%-- Fanch............................
     $1.0 billion of credit facilities at a composite
     current                                                   71.9
       rate of 8.0%-- Falcon...........................
     $375.0 million 8.375% senior debentures-- Falcon..        27.2
     $435.3 million 9.285% senior discount
       debentures-- Falcon.............................        26.0
     $631.2 million of credit facilities at a composite
     current                                                   52.9
       rate of 8.4%-- Bresnan..........................
     $170.0 million 8.0% senior notes-- Bresnan........        13.6
     $275.0 million 9.25% senior discount notes-- Bresnan      17.7
     Interest expense on additional borrowings used to
     finance                                                  174.0
                                                           --------
       acquisitions at a composite current rate of 8.8%
          Total pro forma interest expense.............       481.4
          Less-historical interest expense from acquired
           companies...................................      (310.1)
                                                           --------
            Adjustment.................................    $  171.3
                                                           ========


     An increase in the interest rate of 0.125% on all variable rate debt would result in an increase in interest expense of $8.1 million.

     (i) Represents the elimination of gain (loss) on sale of cable television systems whose results of operations have been eliminated in (c) above.

     (j) Represents an adjustment to eliminate income tax benefit as a result of expected recurring future losses and record income tax expense. Income tax expense represents taxes assessed by certain state jurisdictions for certain indirect subsidiaries. The losses will not be tax benefited, and a net deferred tax asset will not be recorded.

     (k) Represents the allocation of losses to the minority interest based on ownership of Charter Holdco.


     NOTE C: The offering adjustment of approximately $34.2 million in higher interest expense consists of the following (dollars in millions):

                                                      INTEREST
                         DESCRIPTION                   EXPENSE
         -----------------------------------------    --------
         $675.0 million of 10.00% senior notes....    $   67.5
         $325.0 million of 10.25% senior notes....        33.3
         $532.0 million of 11.75% senior discount         36.3
         notes....................................
         Amortization of debt issuance costs......         5.0
                                                      --------
           Total pro forma interest expense.......       142.1
           Less-historical interest expense.......      (107.9)
                                                      --------
              Adjustment..........................    $   34.2
                                                      ========


     The offering adjustment to minority interest represents the allocation of 60.4% of the interest expense adjustment to minority interest.


     NOTE D: From January 1, 1999 through November 9, 1999, the date of the initial public offering of Charter Communications, Inc., Charter Investment, Inc. provided management services to subsidiaries of Charter Communications Operating, LLC. From and after the initial public offering of Charter Communications Inc., such management services were provided by Charter Communications, Inc.


     NOTE E: Represents the allocation of losses to the minority interest based on ownership of Charter Holdco. These membership units are exchangeable on a one-for-one basis for shares of Class A common stock of Charter Communications, Inc.


     NOTE F: Basic and diluted loss per common share assume none of the membership units of Charter Holdco or CC VIII are exchanged for shares of Class A common stock in Charter Communications, Inc. and none of the outstanding options to purchase membership units of Charter Holdco that will be automatically exchanged for Charter Communications, Inc. common stock are exercised. Basic and diluted loss per share equals net loss divided by weighted average shares outstanding. If all the membership units were exchanged or options exercised, the effects would be antidilutive.


     NOTE G: Represents the Class A and Class B shares of common stock outstanding as of December 31, 1999, plus the additional shares of Class A common stock issued to the Falcon sellers when the Bresnan Acquisition closed.


     NOTE H: Adjusted EBITDA represents net loss before interest, income taxes, depreciation and amortization, minority interest, option compensation expense, corporate expense charges, management fees, and other income (expense). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.


     NOTE I: Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenues.

                                                                       UNAUDITED PRO FORMA BALANCE SHEET
                                                                               AS OF DECEMBER 31, 1999
                                             ---------------------------------------------------------------------------------------
                                                 CHARTER         RECENT                       BRESNAN       OFFERING
                                             COMMUNICATIONS,  ACQUISITIONS                  ACQUISITION    ADJUSTMENTS
                                                   INC.         (NOTE A)       SUBTOTAL       (NOTE B)       (NOTE C)        TOTAL
                                             -------------    ------------    -----------   -----------    -----------   -----------
                                                                             (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents................    $     133,706       $(12,908)    $   120,798    $    6,490      $     --    $   127,288
Accounts receivable, net.................           93,743           (151)         93,592         9,145            --        102,737
Prepaid expenses and other...............           35,142             53          35,195            --            --         35,195
                                             -------------       --------     -----------    ----------      --------    -----------
     Total current assets................          262,591        (13,006)        249,585        15,635            --        265,220
Property, plant and equipment............        3,490,573        (19,070)      3,471,503       376,541            --      3,848,044
Franchises...............................       14,985,793        (58,068)     14,927,725     2,753,699            --     17,681,424
Other assets.............................          227,550            (72)        227,478         1,697        50,282        279,457
                                             -------------       ---------    -----------    ----------      --------    -----------
     Total assets........................    $  18,966,507       $ (90,216)   $18,876,291    $3,147,572      $ 50,282    $22,074,145
                                             =============       ==========   ===========    ==========      ========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
     Expenses............................    $     706,775       $(90,216)    $   616,559    $   66,529      $(16,140)   $   666,948
Payables to manager of cable systems--
related party............................           13,183             --          13,183            --            --         13,183
                                             -------------       --------     -----------    ----------      --------    -----------
     Total current liabilities...........          719,958        (90,216)        629,742        66,529       (16,140)       680,131
Long-term debt...........................        8,936,455             --       8,936,455     2,056,913        66,422     11,059,790
Deferred management fees-- related party.           21,623             --          21,623            --            --         21,623
Other long-term liabilities..............          145,124             --         145,124        10,020            --        155,144
Minority interest........................        5,381,331             --       5,381,331      (138,772)           --      5,242,559
Redeemable securities (Note D)...........          750,937             --         750,937     1,095,239            --      1,846,176
Stockholders' equity.....................        3,011,079             --       3,011,079        57,643            --      3,068,722
                                             -------------       --------     -----------    ----------      --------    -----------
     Total liabilities and stockholders'
        equity...........................    $  18,966,507       $(90,216)    $18,876,291    $3,147,572      $ 50,282    $22,074,145
                                             =============       =========    ===========    ==========      ========    ===========

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

     NOTE A: Pro forma balance sheets for the Recent Acquisitions and the Bresnan Acquisition consist of the following (dollars in thousands):

                                                         AS OF DECEMBER 31, 1999
                                --------------------------------------------------------------------------
                                                           RECENT ACQUISITIONS
                                --------------------------------------------------------------------------
                                                                PRO FORMA
                                --------------------------------------------------------------------------
                                HISTORICAL    ACQUISITIONS(a)   DISPOSITIONS     ADJUSTMENTS       TOTAL
                                ----------    ---------------   ------------     -----------     ---------
Cash and cash equivalents....    $     --        $    236         $   (144)      $(13,000)(c)    $(12,908)
Accounts receivable, net.....          --              29             (180)            --            (151)
Receivable from related
  party.....................           --             125               --           (125)(d)          --
Prepaid expenses and other...          --             119              (66)            --              53
                                 --------        --------         --------       --------        --------
    Total current assets.....          --             509             (390)       (13,125)        (13,006)
Property, plant and equipment          --           3,137          (22,207)            --         (19,070)
Franchises...................          --              --          (67,832)         9,764 (e)     (58,068)
Other assets.................          --             819              (72)          (819)(f)         (72)
                                 --------        --------         --------       --------        --------
    Total assets.............    $     --        $  4,465         $(90,501)      $ (4,180)       $(90,216)
                                 ========        ========         ========       ========        ========
Accounts payable and accrued
    expenses.................          --             285          (90,501)            --         (90,216)
                                 --------        --------         --------       --------        --------
    Total current liabilities          --             285          (90,501)            --         (90,216)
Long-term debt...............          --           2,702               --         (2,702)(g)          --
Other long-term liabilities..          --              --               --             --              --
Minority interest............          --              --               --             --              --
Redeemable securities........          --              --               --             --              --
Equity (deficit).............          --           1,478               --         (1,478)(j)          --
                                 --------        --------         --------       --------        --------
    Total liabilities and
      equity (deficit).......    $     --        $  4,465         $(90,501)      $ (4,180)       $(90,216)
                                 ========        ========         ========       ========        ========

                                                   AS OF DECEMBER 31, 1999
                                -----------------------------------------------------------
                                                     BRESNAN ACQUISITION
                                -----------------------------------------------------------
                                                          PRO FORMA
                                -----------------------------------------------------------
                                HISTORICAL    ACQUISITIONS(a)   ADJUSTMENTS       TOTAL
                                ----------    ---------------   -----------     -----------
Cash and cash equivalents....    $  6,285        $    205       $       --        $  6,490
Accounts receivable, net.....       9,006             139               --           9,145
Receivable from related
  party.....................           --              --               --              --
Prepaid expenses and other...          --              --               --              --
                                 --------        --------       ----------      ----------
    Total current assets.....      15,291             344               --          15,635
Property, plant and equipment     375,106           1,435               --         376,541
Franchises...................     328,068              --        2,425,631       2,753,699
Other assets.................      19,038              --          (17,341)(f)       1,697
                                 --------        --------       ----------      ----------
    Total assets.............    $737,503        $  1,779       $2,408,290      $3,147,572
                                 ========        ========       ==========      ==========
Accounts payable and accrued
    expenses.................      66,261             268               --          66,529
                                 --------        --------       ----------      ----------
    Total current liabilities      66,261             268               --          66,529
Long-term debt...............     895,607              --        1,161,306       2,056,913
Other long-term liabilities..      10,020              --               --          10,020
Minority interest............          --              --         (138,772)(h)    (138,772)
Redeemable securities........          --              --        1,095,239       1,095,239
Equity (deficit).............    (234,385)          1,511          290,517 (j)      57,643
                                 --------        --------       ----------      ----------
    Total liabilities and
      equity (deficit).......    $737,503        $  1,779       $2,408,290      $3,147,572
                                 ========        ========       ==========      ==========

(a) Represents the historical balance sheets as of December 31, 1999 for acquisitions completed subsequent to December 31, 1999.

(b) Represents the historical assets and liabilities as of December 31, 1999 of an Indiana cable system transferred in March 2000 to InterMedia as part of a swap of cable systems. The cable system swapped was accounted for at fair value. No gain or loss was recorded in conjunction with the swap.

(c) Represents Charter Holdings' historical cash used to finance a portion of an acquisition that occurred after December 31, 1999.

(d)  Reflects assets retained by the seller.

(e) Substantial amounts of the purchase price have been allocated to franchises based on estimated fair values. The allocation of these purchase prices are as follows (dollars in thousands):

                                              BRESNAN         OTHER
                                            ----------     ----------
     Working capital...................     $  (50,894)    $       99
     Property, plant and equipment.....        376,541          3,137
     Franchises........................      2,753,699          9,764
     Other.............................          1,697             --
                                            ----------     ----------
                                            $3,081,043     $   13,000
                                            ==========     ==========

     The Bresnan Acquisition was financed through the issuance of $1.0 billion of equity to the Bresnan sellers, $964.4 million in debt assumed and additional borrowings under the CC VIII Operating, LLC -- Bresnan credit facilities.

(f) Represents the elimination of the unamortized historical cost of goodwill and deferred financing costs based on the allocation of the purchase price (see (e) above).

(g)  Represents the following (dollars in millions):


          Total historical debt..............................    $  (898.3)
          Long-term debt:
               8.0% senior notes-- Bresnan...................        171.7
               9.25% senior discount notes-- Bresnan.........        196.0
               Credit facilities:
                 Charter Operating...........................        885.0
                 CC VII - Falcon.............................        173.0
                 CC VIII Operating-- Bresnan.................        631.2
                                                                 ---------
               Total long-term debt..........................      2,056.9
                                                                 ---------
               Adjustment....................................    $ 1,158.6
                                                                 =========


(h) Represents equity interests in subsidiaries issued to the Bresnan sellers of $1.0 billion, loss on issuance of equity by Charter Holdco of $57.6 million, and the adjustment to record redeemable securities (see (i)).

(i) The Bresnan sellers who acquired common membership units in Charter Holdco and preferred membership units in CC VIII may have rescission rights arising from possible violations of Section 5 of the Securities Act of 1933, as amended, in connection with the offers and sales of those equity interests. Accordingly, the maximum potential cash obligation related to the rescission rights, estimated at $1.1 billion, has been excluded from minority interest, and is classified as redeemable securities. One year after the date of issuance of these equity interests (when these rescission rights will have expired), the amounts will be reclassified to minority interest.

(j) Represents the elimination of the historical equity of recent acquisitions of $1.5 million and historical deficits of $234.4 million related to the Bresnan cable system as well as the gain on issuance of equity by Charter Holdco of $57.6 million.


     NOTE C: Offering adjustments represent additional long-term debt of $1.3 billion from the issuance and sale of the January 2000 Charter Holdings Notes, the use of the proceeds from the January 2000 Charter Holdings Notes to repurchase the Avalon 9.375% senior subordinated notes, Falcon debentures and Bresnan notes including accrued and unpaid interest, pursuant to the Avalon, Falcon and Bresnan change of control offers, and the addition to other assets of the expenses paid in connection with the issuance and sale of the original notes which were capitalized and will be amortized over the term of the related debt.


     NOTE D: The Rifkin, Falcon, Helicon and Bresnan sellers who own equity interests in Charter Communications, Inc. and certain direct and indirect subsidiaries may have rescission rights arising out of possible violations of
Section 5 of the Securities Act of 1933, as amended, in connection with the offers and sales of those equity interests. Accordingly, the maximum potential cash obligation related to the rescission rights, estimated at $1.8 billion, has been excluded from stockholders' equity and minority interest, and classified as redeemable securities. One year after the dates of issuance of these equity interests (when these rescission rights will have expired), we will reclassify the respective amounts to stockholders' equity and minority interest.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                CHARTER COMMUNICATIONS, INC.,
                                registrant




Dated April 28, 2000            By: /s/ KENT D. KALKWARF
                                    --------------------------------------------
                                    Name:  Kent D. Kalkwarf
                                    Title: Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)



                                      S-1